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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               December 21, 1996





                              Intermet Corporation
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)






        Georgia                          0-13787                    58-1563873
----------------------------          -------------              ---------------
(State or other jurisdiction           (Commission              (I.R.S. Employer
of incorporation)                      File Number)          Identification No.)




     5445 Corporate Drive, Suite 200, Troy, Michigan  48098
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     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (810) 952-2500
                                                    ----------------

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Item 2.  Acquisition or Disposition of Assets

        On November 22, 1996, pursuant to an Agreement and Plan of Merger dated as of November 18, 1996 (the "Merger Agreement") among Intermet Corporation, a Georgia corporation ("Registrant"), I M Acquisition Corp. ("Merger Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of Registrant, and Sudbury, Inc., a Delaware corporation ("Sudbury"), which was filed as Exhibit (2) to Form 8-K/A filed by the Registrant under the Securities Exchange Act of 1934 on November 26, 1996, Merger Subsidiary commenced a tender offer to purchase all of the outstanding shares of common stock of Sudbury for a cash price of $12.50 per share (the "Tender Offer"). The Tender Offer expired as scheduled at midnight on December 20, 1996. In the Tender Offer, 11,852,746 shares were validly tendered representing approximately 95.2% of the outstanding shares of common stock of Sudbury, and all of such shares were accepted for payment by Merger Subsidiary on December 21, 1996.

        On January 2, 1997, pursuant to the provisions of Delaware law providing for a merger in the case in which at least 90% of the outstanding shares of one corporation are owned by another corporation, Merger Subsidiary was merged into Sudbury, with Sudbury being the surviving corporation (the "Merger"). Shares of Sudbury common stock which were not tendered in the Tender Offer were canceled and converted automatically into the right to receive $12.50 per share in cash.

        The total amount of funds required to purchase all outstanding shares of Sudbury pursuant to the Tender Offer and the Merger is approximately
$156 million. Merger Subsidiary obtained the funds needed for the Tender Offer, in part, pursuant to a Third Amended and Restated Credit Agreement dated as of November 14, 1996 (the "Credit Agreement") among Registrant, Suntrust Bank, Atlanta, NBD Bank, First Union National Bank of North Carolina and certain other banks (the "Banks"). Under the Credit Agreement, the Banks provided to the Registrant a senior unsecured revolving credit facility in the aggregate amount of $200 million (the "Revolving Credit Facility"). Advances under the Revolving Credit Facility and cash on hand were used to finance the acquisition of the shares of Sudbury and to pay related fees and expenses.

        Sudbury, whose principal offices are located at 30100 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44124, is engaged in the manufacture and sale of metal castings, precision machined components and cranes and specialty service vehicles, and also provides custom coating application services. Its customers include original equipment manufacturers in the automotive industry, as well as in the consumer durables and construction sectors. Sudbury reported revenues of approximately $302.2 million for the year ended May 31, 1996 and net income of approximately $15.9 million. Sudbury reported revenues of approximately $72.1 million for the quarter ended August 31, 1996, and net income of approximately $2.8 million.

        The assets of Sudbury are presently used in the businesses described above and the Registrant presently intends to continue to use the assets of Sudbury for such purposes.


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Item 7.  Financial Statements and Exhibits

            (a) Financial statements of business acquired: The Annual Report on Form 10-K of Sudbury for the year ending May 31, 1994, the Annual Report on Form 10-K of Sudbury for the year ending May 31, 1995, the Annual Report on Form 10-K of Sudbury for the year ending May 31, 1996, and the Quarterly Report on Form 10-Q of Sudbury for the quarter ending August 31, 1996 are hereby incorporated by reference.

            (b) Pro forma financial information: It is impracticable to file the required pro forma financial information at the time this report on Form 8-K is filed. The Registrant will file such pro forma financial information by an amendment on or before March 7, 1997.

            (c)  Exhibits

            1. The Merger Agreement was filed as Exhibit (2) to Schedule 8-K/A filed by the Registrant under the Securities Exchange Act of 1934 on November 26, 1996 and is incorporated herein by reference.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           INTERMET CORPORATION



                                           By: /s/ Doretha J. Christoph
                                               -------------------------------
                                                   Doretha J. Christoph
                                                   Vice President- Finance
                                                   and Chief Financial Officer


Dated:  January 6, 1997







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